Exhibit 10.4

GROM SOCIAL ENTERPRISES, INC.
2020 EQUITY INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

August 19, 2021

Dear RUSSELL HICKS,

On July 29, 2021, the Compensation Committee approved a grant of a Non-Qualified Stock Option (this "Option") to you to purchase Common Stock of Grom Social Enterprises, Inc. (the "Company") pursuant to the Grom Social Enterprises, Inc. 2020 Equity Incentive Plan (the "Plan"). The Option shall constitute and be treated at all times by you and the Company as a “non-qualified stock option” for Federal income tax purposes and shall not constitute and shall not be treated as an “incentive stock option” as defined under Section 422(b) of the Internal Revenue Code of 1986, as amended.

You are granted an Option to purchase 74,000 shares of Common Stock of the Company at the price of $2.98 per share, for the duration of the Option and subject to the vesting limitations as (in each case) is set out hereinbelow, which represents a value of $220,000 based on the Black Scholes Option Pricing Model as of this date.

1.          Vesting. This Option may be exercised only to the extent it is vested. Subject to you remaining in the employ of the Company on the applicable vesting dates below, this Option shall vest as follows: 1/3 of the Option will vest (i.e., become exercisable) on each of the first, second and third anniversary of this date.

Notwithstanding the above schedule, in the event your termination of employment is due to your Death or Disability, without Cause or for Good Reason (in each case, as defined in the Employment Agreement between you and the Company dated on or about this date) your Option shall become one hundred percent (100%) vested on the date of such termination.

2.          Duration of Option. Except as otherwise provided herein, this Option may be exercised for three (3) months after the termination of your employment with the Company; provided, however, in the event the termination of your employment is due to your Death or Disability, without Cause or for Good Reason, this Option may be exercised for one year following such termination. In no case, however, may this Option be exercised later than the 5th anniversary of this date.

3.          Exercise of Option.

(a)          Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in Section 1.

(b)          Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the "Exercise Notice"), which shall state the election to exercise the Option, the number of shares of Common Stock in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be completed by you and delivered to the Corporate Secretary. The Exercise Notice shall be accompanied by payment of the aggregate exercise price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate exercise price.

No shares of Common Stock shall be issued pursuant to the exercise of this Option unless such issuance and exercise comply with applicable laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to you on the date the Option is exercised with respect to such Exercised Shares.

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4.          Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at your election:

(a)          cash;

(b)          check;

(c)          consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan; or

(d)          surrender of other shares of Common Stock which (i) in the case of shares of Common Stock acquired upon exercise of an option, have been owned by you for more than six (6) months on the date of surrender, and (ii) have a fair market value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

5.          Non-Assignability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during your lifetime only by you except in the case of your disability, this Option may be exercised by your representative. The terms of the Plan and this Agreement shall be binding upon your executors, administrators, heirs, successors and assigns.

The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and you with respect to the subject matter hereof, and may not be modified adversely to your interest except by means of a writing signed by the Company and you. This Agreement is governed by the laws of the State of Florida.

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By your signature and the signature of the Company's representative below, you and the Company agree that the Option is granted under and governed by the terms and conditions of the Plan and this Agreement. You have reviewed the Plan and this Agreement in their entirety, have had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understand all provisions of the Plan and this Agreement. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and Agreement. You further agree to notify the Company upon any change in your residence address indicated below.

PARTICIPANT	GROM SOCIAL ENTERPRISES, INC.

/s/ Russell Hicks	/s/ Darren Marks
RUSSELL HICKS	By

Russell Hicks	CEO
Print Name	Title

Residence Address

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Exhibit A

EXERCISE NOTICE

Grom Social Enterprises, Inc.

____________________

____________________

____________________

_________________________________

(date)

Re: Non-Qualified Stock Option

Notice is hereby given pursuant to Section 3 of my Agreement that I elect to purchase the number of shares set forth below at the exercise price set forth in my Agreement:

Stock Option dated:

Number of shares being purchased:

Option Exercise Price Per Share

Aggregate Option Exercise Price

A check in the amount of the aggregate price of the shares being purchased is attached [or specify other method of payment].

I understand that the shares of Common Stock that I receive upon exercise of my Option may not be freely tradable.

Further, I understand that, as a result of this exercise of rights, I will recognize income in an amount equal to the amount by which the fair market value of the shares of Common Stock exceeds the exercise price. I agree to report such income in accordance with then applicable law and to cooperate with the Company in establishing the withholding and corresponding deduction to the Company for its income tax purposes.

I agree to provide to the Company such additional documents or information as may be required pursuant to the Company’s 2020 Equity Incentive Plan.

(Signature)

(Name of Optionee)